UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2020

Fritzy Tech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-199336	46-5250836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 High Road, East Finchley, London, England, United Kingdom	N2 9ED
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 315-274-1520

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 8.01 Other Events.

The registrant reports that it has entered the cryptocurrency space with the launch of www.coinvex.org and www.cashforcrypto.net

Coinvex is a fully centralized exchange where registered customers can buy and sell bitcoin as well as dozens of other coins.

Cashforcrypto is a novel take on the classic exchange with the aim to bridge the gap between fiat and cryptocurrencies. The site’s ultimate goal is to offer customers the ability to seamlessly buy/sell coins by using methods which are currently not supported by exchanges such as Western Union to crypto and Paypal to crypto and vice versa.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Hooi Chee Voon
Hooi Chee Voon

Date: November 23, 2020

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